Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED OR OMITTED.

Execution Copy – 03/28/2024

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

THIS FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this “First Amendment”), is entered into effective as of March 28, 2024, by and among Calidi Biotherapeutics, Inc., a Delaware corporation at 4475 Executive Drive Suite 200, San Diego, CA 92121 (the “Company”) and [****] (the “Holder” and together with the Company, collectively the “Parties,” and each a “Party”). Pursuant to the terms and conditions hereof, this First Amendment is hereby incorporated into the Note (as defined below) as if fully set forth therein. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Note.

RECITALS

WHEREAS, the Company previously executed and delivered a convertible promissory note dated March 8, 2024, to Holder, in the original principal amount of $2,000,000 (the “Note”) in connection with a settlement agreement dated March 8, 2024 (the “Settlement Agreement”); and

WHEREAS, the Company and Holder desire to amend the Note as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments. Notwithstanding any provision in the Note to the contrary, the Note is hereby amended as follows:

A. Conversion Price. The Conversion Price as defined under Section 3(j) is hereby amended and restated in its entirety to read as follows:

“Conversion Price” shall mean the “Initial Conversion Price” until the one hundred and eightieth (180th) day from the issuance of the Note and shall mean the “Reset Conversion Price” thereafter.

B. Reset Conversion Price. The Reset Note Conversion Price as defined under Section 3(j) is hereby amended and restated in its entirety to read as follows:

“Reset Conversion Price” shall equal 94.0% of 10-day VWAP ending on the one hundred and eightieth (180th) day from the issuance of the Note.

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C. Mandatory Conversion. The first paragraph of Section 3(b) is hereby amended and restated in its entirety to read as follows:

On or after the Effective Registration Date and provided that the Company completes a financing (the “Financing”) of its capital securities, or securities that may be converted into or exercise into capital securities, (i) of at least $8 million, not including the Principal Amount plus any accrued interest subject to the Mandatory Conversion, in an offering registered with the SEC; or (ii) of at least $2 million, not including the Principal Amount plus any accrued interest subject to the Mandatory Conversion, to non-affiliated purchaser(s) at an effective price of at least 150% of the Initial Note Conversion Price, Holder will be required to convert all, but not less than all (subject to the exchange limit set forth in paragraph 3(k) below), Principal Amount plus any accrued interest, into shares of Common Stock at the lower of the then-applicable Conversion Price and the effective price of such Financing; provided, however, that such mandatory conversion shall only be required if the Common Stock is then currently listed for trading on the NYSE or Nasdaq, and either (i) a resale shelf registration statement is in effect at the time of delivery of Common Stock permitting the Holder to sell all such shares of Common Stock to be received upon the Mandatory Conversion, (ii) the Holder thereof may sell all such shares under Rule 144 within a three-month period and such Holder, together with its affiliates, owns less than 1% of the outstanding shares of Common Stock, or (iii) in the case of a public offering, the Holder receives the same registered securities in the public offering in exchange for and in satisfaction of the unpaid Principal and accrued interest thereon.

D. Demand Registration Rights. Section 5(a) and 5(b) are hereby amended and restated in their entirety to read as follows:

“(a) Filing of a Registration Statement. Borrower shall prepare and file with the Securities and Exchange Commission (“SEC”) a Registration Statement for the resale by the Holder of the Common Stock issuable upon the conversion of the Note (and shares of Common Stock issuable upon the conversion of another note issued in connection with the Settlement Agreement) no later than five (5) business days after the one hundred and eightieth (180th) day from the issuance of the Note. The effectiveness date of the Registration Statement under this Section 5(a) or (b) shall be deemed the Effective Registration Date.”

(b) Piggyback Registration. If the Registration Statement provided for in subsection (a) above has not been filed and declared effective by the SEC, and if Borrower determines on or after one hundred eighty (180) days from the issuance of this Note to prepare and file with the SEC a registration statement or offering statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (“Securities Act”), of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans), then the Borrower shall deliver to the Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, such Holder shall so request in writing, the Borrower shall include in such registration statement or offering statement all Common Stock that may be issued in connection with the conversion of this Note such Holder requests to be registered; provided, however, the Company shall not be required to register any shares of Common Stock pursuant to this Section 5(b) that are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective Registration Statement.

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2. Miscellaneous.

2.1 Except as expressly amended and modified by this First Amendment, the Note is and shall continue to be in full force and effect in accordance with the terms thereof.

2.2 This First Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. The parties may execute facsimile copies of this First Amendment and delivery by facsimile or electronic mail shall be deemed to be delivery of an executed First Amendment.

2.3 The headings contained in this First Amendment are for ease of reference only and shall not be considered in construing this First Amendment.

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IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by its authorized representative as of the date set forth above.

COMPANY:

Calidi Biotherapeutics, Inc.

By:
Name:	Allan J. Camaisa
Title:	Chief Executive Officer

HOLDER:

[****]

By:
Name:	[****]
Title:	[****]

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